Exhibit 10.15

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”), dated as of November 6, 2009, is made by and between PHYSICIANS FORMULA HOLDINGS, INC., a Delaware corporation (the “Debtor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”).

Pursuant to a Credit and Security Agreement as of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”), Wells Fargo may extend credit accommodations to PHYSICIANS FORMULA, INC., a New York corporation (the “Company”).

As a condition to extending credit to the Company, Wells Fargo has required the execution and delivery of the Debtor’s Continuing Guaranty dated as of even date herewith, guaranteeing the payment and performance of all obligations of the Company arising under or pursuant to the Credit Agreement (the “Guaranty”).

As a further condition to extending credit to the Company under the Credit Agreement, Wells Fargo has required the execution and delivery of this Agreement by the Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement, the Guaranty and herein, the parties hereby agree as follows:

1.             Definitions.  All terms defined in the recitals hereto and the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the recitals and the Credit Agreement. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” shall have the meaning given it under the UCC.

“Collateral” means, whether now owned or existing or hereafter acquired or arising or in which the Debtor now has or hereafter acquires any rights, all of the Debtor’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collection Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of the Security Documents; (vi) any money, or other assets of the Debtor that now or hereafter come into the possession, custody, or control of Wells Fargo; and (vii) proceeds of any and all of the foregoing.

“Equipment” shall have the meaning given it under the UCC.

“Event of Default” has the meaning given it in Section 6.

“Excluded Property” means, collectively, (i) any permit, lease or license or any contractual obligation entered into by Debtor (A) that prohibits or requires the consent of any Person other than Debtor and its Subsidiaries which has not been obtained as a condition to the creation by Debtor of a Lien on any right, title or interest in such permit, lease, license or contractual obligation or any Capital Stock or equivalent thereof related thereto or that contains terms stating that the granting of a lien therein would otherwise result in a material loss by Debtor of any material rights therein, (B) to the extent that any law applicable thereto prohibits the creation of a Lien thereon or (C) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such permit, lease, license or any contractual obligation, but only, with respect to the prohibition in (A), (B) and (C) to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) property or assets owned by Debtor that is subject to a purchase money Lien or a Capital Lease Obligation if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than Debtor and its Subsidiaries which has not been obtained as a condition to the creation of any other Lien on such property or such assets, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed with, and accepted by, the United States Patent and Trademark Office) (each such trademark, an “Intent To Use Trademark”) and (iv) shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a first tier controlled foreign corporation (as that term is described in the IRC); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“General Intangibles” shall have the meaning given it under the UCC.

“Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Debtor to Wells Fargo, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Debtor with Wells Fargo, and whether the Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.  Without limiting the generality of the foregoing, “Indebtedness” shall include (without limitation) all now existing or hereafter arising obligations of Debtor under the Guaranty.

“Inventory” shall have the meaning given it under the UCC.

 “Investment Property” shall have the meaning given it under the UCC.

“Permitted Liens” means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Debtor’s business or operations as presently conducted, (iii) licenses (ranged on a non-exclusive basis), sublicenses, leases or subleases granted to third parties in the ordinary course of business and not interfereing with the business of the Debtor, and (iv) Liens in existence on the date hereof and described on Exhibit C hereto.

“Security Interest” has the meaning given in Section 2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.

2.             Security Interest.  The Debtor hereby pledges, collaterally assigns and grants to Wells Fargo a Lien and security interest (collectively referred to as the “Security Interest”) in the Collateral as security for the payment and performance of all Indebtedness; provided, however, notwithstanding the foregoing, no Lien is hereby granted on any Excluded Property, and such Excluded Property shall not be deemed to be “Collateral”; provided further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and such property shall be deemed to be “Collateral.”

3.             Representations, Warranties and Agreements.  The Debtor hereby represents, warrants and agrees as follows:

(a)            Title.  The Debtor (i) has good and marketable title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, good and marketable title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all Persons other than Wells Fargo and the holders of Permitted Liens.  The Debtor will not sell or otherwise dispose of the Collateral or any interest therein outside the ordinary course of business, without the prior written consent of Wells Fargo, except for: (i) the use of cash and Cash Equivalents in the ordinary course of business; (ii) the sale of obsolete, surplus, uneconomical, or worn-out assets; (iii) leases or subleases granted to third parties in the ordinary course of business in each case not interfering with the business of Debtor; (iv) licenses of Intellectual Property Rights granted to third parties in the ordinary course of business in each case not interfering with the business of Debtor; and (v)subject to Section 5.23 of the Credit Agreement, write-offs or grants of discounts or forgiveness of Accounts, without recourse, which are at least 90 days past due in connection with the compromise or collection thereof in the ordinary course of business which do not interfere in any material respect of Debtor.

(b)            Chief Executive Office; Identification Number.  The Debtor’s chief executive office and principal place of business is located at the address set forth under its signature below.  The Debtor’s federal employer identification number and organization identification number is correctly set forth under its signature below.

(c)            Location of Collateral.  As of the date hereof, the tangible Collateral is located at the locations identified on Exhibit A attached hereto, other than tangible Collateral in transit between such locations in the ordinary course of business.  The Debtor will not permit any tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(d)            Changes in Name, Constituent Documents, Location.  The Debtor will not change its name, Constituent Documents, or jurisdiction of organization, without the prior written consent of Wells Fargo.  The Debtor will not change its business address, without 30 days prior written notice to Wells Fargo.

(e)            Fixtures.  The Debtor will not permit any tangible Collateral (other than in-store displays) to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Wells Fargo that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.  If any part or all of the tangible Collateral (other than in-store displays) is now or will become so related to particular real estate as to be a fixture, the real estate concerned is accurately set forth in Exhibit B hereto.

(f)             Rights to Payment.  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to Wells Fargo) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation.  The Debtor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(g)            Commercial Tort Claims.  Promptly after a Responsible Officer obtains actual knowledge thereof (and in any event, within five Business Days), the Debtor will deliver to Wells Fargo notice of any commercial tort claims brought against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Debtor’s damages, copies of any complaint or demand letter submitted by the Debtor, and such other information as Wells Fargo may reasonably request.  Upon written request by Wells Fargo, the Debtor will grant Wells Fargo a security interest in all commercial tort claims it may have against any such Person.

(h)            Miscellaneous Covenants.  The Debtor will:

(i)             keep all tangible Collateral in good repair, working order and condition, ordinary wear and tear excepted, and will, from time to time, replace any worn, broken or defective parts thereof, although Debtor may discontinue the operation  and maintenance of any properties if Debtor believes that such discontinuance is desirable to the conduct of its business and not disadvantageous in any material respect to Wells Fargo;

(ii)            pay or discharge when due all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, although Debtor shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made;

(iii)           at any time during ordinary business hours, permit Wells Fargo or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

(iv)           keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor’s business and financial condition in accordance with GAAP consistently applied and cause the Company to submit such periodic reports regarding the Collateral and its business and financial condition as in accordance with the Credit Agreement;

(v)            promptly, after a Responsible Officer obtains actual knowledge thereof (and in any event within five Business Days), notify Wells Fargo of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of its payment;

(vi)           if Wells Fargo at any time so requests in writing (after the occurrence and during the continuance of an Event of Default), promptly deliver to Wells Fargo any instrument, document or chattel paper constituting Collateral in an amount in excess of $50,000, duly endorsed or assigned by the Debtor;

(vii)          at all times keep all tangible Collateral insured with insurers acceptable to Wells Fargo, in such amounts and on such terms (including deductibles) as Wells Fargo in its sole discretion may require and including, as applicable and without limitation, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles, with all insurance policies containing an appropriate lender’s interest endorsement or clause, and name Wells Fargo as an additional insured;

(viii)         from time to time authorize or execute such financing statements as Wells Fargo may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(ix)            pay when due or reimburse Wells Fargo on demand for all costs of collection of any of the Indebtedness and all expenses (including in each case all reasonable attorneys’ fees) incurred by Wells Fargo in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Indebtedness, including expenses incurred in any litigation or bankruptcy or insolvency proceedings: provided that such incurrence is not a product of Wells Fargo’s gross negligence, bad faith or will misconduct;

(x)            authorize, execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Wells Fargo may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Wells Fargo’s rights under this Agreement; and

(xi)            not use or keep any Collateral, or permit it to be used or kept by any Subsidiary, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(i)             Wells Fargo’s Right to Take Action.  The Debtor authorizes Wells Fargo to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or “all assets” as Wells Fargo deems reasonably necessary or useful to perfect the Security Interest.  The Debtor will not amend any financing statements in favor of Wells Fargo except as permitted by law. Further, if the Debtor at any time fails to perform or observe any agreement contained in Section 3(h), and if such failure continues for a period of ten (10) days after Wells Fargo gives the Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 3(h), immediately upon the occurrence of such failure, without notice or lapse of time), Wells Fargo may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at Wells Fargo’s option, in Wells Fargo’s own name) and may (but need not) take any and all other actions which Wells Fargo may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, the qualification and licensing of the Debtor to do business in any jurisdiction, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay Wells Fargo on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Wells Fargo in connection with or as a result of Wells Fargo’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Wells Fargo at the highest rate then applicable to any of the Indebtedness.  To facilitate the performance or observance by Wells Fargo of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Wells Fargo, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3 and Section 4 below.

4.              Rights of Wells Fargo.  At any time and from time to time, whether before or after an Event of Default, Wells Fargo may take any or all of the following actions:

(a)            Account Verification.  Wells Fargo may at any time and from time to time send or require the Debtor to send requests for verification of accounts or notices of assignment to account debtors and other obligors.  Wells Fargo may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

(b)            Collection Account.  Wells Fargo may establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor’s account debtors. If a collateral account is so established, the Debtor shall promptly deliver to Wells Fargo, for deposit into said collateral account, all payments on Accounts and chattel paper received by it (except for the Separate Collateral Bank Account).  All such payments shall be delivered to Wells Fargo in the form received (except for the Debtor’s endorsement where necessary).  Until so deposited, all payments on Accounts and chattel paper received by the Debtor shall be held in trust by the Debtor for and as the property of Wells Fargo and shall not be commingled with any funds or property of the Debtor.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation.  Unless otherwise agreed in writing, the Debtor shall have no right to withdraw amounts on deposit in any collateral account.

(c)            Lockbox.  Wells Fargo may, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of Wells Fargo. The Debtor hereby authorizes and directs Wells Fargo to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

(d)            Direct Collection.  Wells Fargo may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to Wells Fargo for security and shall be paid directly to Wells Fargo.  At any time after Wells Fargo or the Debtor gives such notice to an account debtor or other obligor, Wells Fargo may (but need not), in its own name or in the Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any reasonable to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.              Assignment of Insurance.  The Debtor hereby collaterally assigns to Wells Fargo, as additional security for the payment of the Indebtedness, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Wells Fargo.  After the occurrence and during the continuance of an Event of Default, Wells Fargo may (but need not), in its own name or in the Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.              Events of Default.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (i) an Event of Default shall occur under the Credit Agreement; or (ii) the Debtor shall fail to pay any or all of the Indebtedness when due or (if payable on demand) on demand; or (iii) the Debtor shall fail to observe or perform any covenant or agreement herein binding on it.

7.              Remedies upon Event of Default.  Upon the occurrence  and during the continuance of an Event of Default Wells Fargo may exercise any one or more of the following rights and remedies: (i) declare all unmatured Indebtedness to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Wells Fargo may require the Debtor to make the Collateral available to Wells Fargo at a place to be designated by Wells Fargo which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9) at least ten (10) days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Wells Fargo by law or agreement against the Collateral, against the Debtor or against any other Person or property.  Upon the occurrence and during the continuance of an Event of Default, Wells Fargo is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Debtor that Wells Fargo deems reasonably necessary or appropriate to the disposition of any Collateral.

8.              Other Personal Property.  Unless at the time Wells Fargo takes possession of any tangible Collateral, or within seven days thereafter, the Debtor gives written notice to Wells Fargo of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, Wells Fargo shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of Wells Fargo with respect to such property.

9.              Notices; Requests for Accounting.  All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation,  (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9, or (e) by an encrypted electronic mail.  All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date of delivery if personally delivered, (ii) when deposited in the mail if delivered by mail, (iii) the date delivered to the courier if sent by overnight courier, or (iv) the date of transmission if delivered by telecopy or electronic mail.  All requests under Section 9-210 of the UCC (1) shall be made in a writing signed by an authorized Person, (2) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (3) shall be deemed to be sent when received by Wells Fargo and (4) shall otherwise comply with the requirements of Section 9-210.  The Debtor requests that Wells Fargo respond to all such requests which on their face appear to come from an authorized individual and releases Wells Fargo from any liability for so responding.  The Debtor shall pay Wells Fargo the maximum amount allowed by law for responding to such requests.

10.            Miscellaneous.  This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Wells Fargo, and, in the case of amendment or modification, in a writing signed by the Debtor.  A waiver signed by Wells Fargo shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Wells Fargo’s rights or remedies.  All rights and remedies of Wells Fargo shall be cumulative and may be exercised singularly or concurrently, at Wells Fargo’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  Wells Fargo’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Wells Fargo exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Wells Fargo need not otherwise preserve, protect, insure or care for any Collateral.  Wells Fargo shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or apply any cash proceeds of Collateral in any particular order unless otherwise provided in the Credit Agreement.  This Agreement shall be binding upon and inure to the benefit of the Debtor and Wells Fargo and their respective successors and assigns and shall take effect when signed by the Debtor and Wells Fargo and delivered to Wells Fargo, and the Debtor waives notice of Wells Fargo’s acceptance hereof.  A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by Wells Fargo or the Debtor in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in Los Angeles, California; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.            Arbitration.  Wells Fargo and Debtor agree, upon demand by either party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(a)            Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Los Angeles, California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(b)            No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(c)            Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Code of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(d)            Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(e)            Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(f)             Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(g)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WELLS FARGO BANK,		PHYSICIANS FORMULA HOLDINGS, INC.
NATIONAL ASSOCIATION

By:	/s/ Phillip Goessler	By:	/s/ Ingrid Jackel
Print Name:	Phillip Goessler	Print Name:	Ingrid Jackel
Title:	Vice President	Title:	Chief Executive Officer

Address:		Address:
245 S. Los Robles Avenue, Suite 700		1055 West 8th Street
Pasadena, CA 91101		Azusa, CA 91702
Attn: Relationship Manager-Physicians		Attn: Jeff Berry
Formula		Fax: 626.812.6010
Fax: 626.844.9063		Email: jeff.berry@physiciansformula.com
Email: gary.whitaker@wachovia.com

S-1

EXHIBIT A

LOCATION OF COLLATERAL

Location
1055 W. 8th Street Azusa, CA 91702
1425 Max Brose Drive #8 London, Ontario N6N 0A2 Canada
435 Park Court Lino Lakes, MN 55014
230 South Ninth Avenue City of Industry, CA 91746
250 South Ninth Avenue City of Industry, CA 91746
753-755 Arrow Grand Circle Way Covina, CA 91722
2169 Wright Ave. La Verne, CA 91750

EXHIBIT B

FIXTURES

NONE

EXHIBIT C

PERMITTED LIENS

Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
U.S. District Court, California Central District*		CA	02/04/2009	2:09-CV-0866-ABC-FMO
Liens in favor of the Subordinated Creditor
* This judgment lien has been discharged.